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                                FLOOD INSURANCE
                         FULL SERVICE VENDOR AGREEMENT

                          Entered into by and between

                       FIRST COMMUNITY INSURANCE COMPANY
                           Santa Barbara, California

                                      And

                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                            St. Petersburg, Florida

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                                FLOOD INSURANCE
                         FULL SERVICE VENDOR AGREEMENT
                               (the "Agreement")

                          Entered into by and between

                       FIRST COMMUNITY INSURANCE COMPANY
                     (Hereinafter referred to as "Company")
                           Santa Barbara, California

                                      and
                      INSURANCE MANAGEMENT SOLUTIONS, INC.
                   (Hereinafter referred to as the "Vendor")
                            St. Petersburg, Florida

                         This 3rd day of January, 2003

WHEREAS, as more fully described in Article I.A. below, Company is party to that certain Stock Purchase Agreement dated as of October 4, 2002 (the "FCIC Stock Purchase Agreement"), by and among Bankers Insurance Group, Inc. ("BIG"), Company and Fidelity National Financial, Inc. ("FNF"), whereby, among other things, FNF intends to acquire the capital stock of Company from BIG (the "FNF Transactions");

WHEREAS, FCIC is a licensed property/casualty company participating in the National Flood Insurance Program ("NFIP") Write Your Own ("WYO") Program of the Federal Insurance Administration ("FIA") of the Federal Emergency Management Agency ("FEMA");

WHEREAS, the Vendor is in the business of providing flood insurance administrative and related services with respect to the business of flood insurance; and

WHEREAS, effective in the event and only upon the consummation of the FNF Transactions, (i) Company desires to contract with the Vendor to provide flood insurance administrative and related services pursuant to the terms and conditions set forth herein, and (ii) Company and Vendor desire to remove Company as a party from that certain Insurance Administration Services Agreement dated as of October 1, 2001, by and among Vendor, Bankers Insurance Company, Bankers Security Insurance Company and Company, as amended (the "Old Company Agreement");

NOW THEREFORE, in consideration of the mutual representations, covenants and agreements, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I - CONDITION PRECEDENT

A. In connection with the FNF Transactions, FNF and certain of its affiliates (collectively, "Fidelity") have entered into agreements with BIG and certain of its affiliates (collectively, "Bankers') related to a series of transactions, pursuant to which, among other things, Fidelity is acquiring (i) all of the capital stock of Company, and (ii) the renewal rights to the in-force NFIP flood insurance policies of Bankers (the "Bankers NFIP Policies") and certain assets related thereto. The consummation of the FNF Transactions are subject to certain conditions,

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         including, without limitation, the execution by Company and Vendor of this Agreement, pursuant to which Company is engaging Vendor to administer all of Company's NFIP flood insurance policies, including, without limitation, all (i) Company renewals of the Bankers NFIP Policies, and (ii) any other books of NFIP flood insurance policies acquired or otherwise obtained by FNF and its affiliates through new agent relationships or through a stock purchase, merger, asset purchase (including renewal rights purchase) or other change of control transaction with a non-affiliate of FNF (collectively, "Acquired NFIP Policies").

B. Company and Vendor expressly acknowledge and agree that the effectiveness of this Agreement is conditioned in its entirety upon the consummation of the FNF Transactions. In such event, this Agreement (i) shall be deemed to be effective as of the date of the consummation of the FNF Transactions (hereinafter, the "Effective Date"), and (ii) with respect to Company and Vendor only, supersedes and replaces in its entirety the Old Company Agreement as of the Effective Date. All representations, warranties, covenants and all other rights and obligations set forth in this Agreement shall be deemed to have been made and or shall commence as of the Effective Date.

C. For purposes of clarity, Company and Vendor expressly acknowledge and agree that if the FNF Transactions are not consummated, then (i) neither party shall have any obligation to the other under this Agreement, (ii) this Agreement shall become null and void and of no force or effect, and (iii) the Old Company Agreement shall remain in full force and effect.

ARTICLE II - REPRESENTATIONS AND WARRANTIES.

A. Each of Company and Vendor hereby represents and warrants to the other party that (i) it is a corporation duly incorporated, validly existing and in good standing (or of active status) under the laws of the jurisdiction of its incorporation, (ii) it is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where such qualification, license or domestication is required to conduct its business in the manner and at the places presently conducted, and
         (iii) it has full power and authority (corporate and other) to carry on its business as presently conducted and as proposed to be conducted pursuant to this Agreement, except in the case of clauses (ii) and
         (iii) where such failure or failures, individually or in the aggregate, to be qualified, licensed or domesticated or to have full power or authority would not have a material adverse effect on the ability of such party to perform its obligations under this Agreement. Each of Company and Vendor hereby represents and warrants to the other party that it has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Company and Vendor hereby represents and warrants to the other party that the execution, delivery and performance by it of this Agreement and the taking by it of any other action contemplated by this Agreement will not result in any violation or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under its certificate of incorporation or by-laws or any applicable law, rule, regulation, judicial order or agreement, except for such violations, conflicts, breaches or defaults which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement.

B. Vendor hereby represents and warrants that all confidential information, patents, copyrights, trademarks, service marks, trade names, trade secrets, licenses, computer programs, computer software, computer software data bases, technology and other proprietary rights and


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         processes utilized by Vendor to render the Services under this
         Agreement (collectively, the "Proprietary Systems") are (i) either owned by Vendor or used by Vendor under valid rights held by Vendor, and (ii) to the extent owned by Vendor, do not infringe in any material respect upon, and or are not infringed in any material respect by, the rights of any third person or entity.

ARTICLE III - AUTHORITY OF VENDOR

A. Company hereby retains Vendor in accordance with the terms and conditions of this Agreement to supervise and administer the WYO Flood Insurance Program ("WYO Program") of Company in the states listed on attached Schedule A.

B. Company hereby grants authority to Vendor to act for and on behalf of Company in matters required for Vendor to properly supervise and conduct the handling of the aforesaid flood insurance business, including (but not by way of limitation) the authority to collect and remit premiums, process applications and other forms, issue policies, and process claims all in a manner consistent with, pursuant to, and as authorized or required by this Agreement and the provisions of the National Flood Insurance Act of 1968, as amended, the Flood Disaster Protection Act of 1973, as amended, and the regulations issued by the National Flood Insurance Program ("NFIP") administered by the Federal Insurance Administration ("FIA") and the terms of the Financial/Subsidy Arrangement as may be amended from time to time (the "Arrangement") between FEMA and Company. The Arrangement and all related guidelines and procedures as issued by the NFIP, FIA and FEMA are incorporated herein by reference. Any revised version of the Arrangement and all related guidelines and procedures promulgated in the future by the NFIP, FIA and FEMA shall be understood to be incorporated herein for the applicable time period.

C. Vendor hereby accepts such appointment, and the grant of power and authority, and agrees to carry out the resulting duties and responsibilities in a professional manner and in accordance with industry standards in order that Vendor may satisfy all duties and obligations to (i) Company under this Agreement, and (ii) FEMA and FIA as set forth under the Arrangement and all related guidelines and procedures.

D. Vendor hereby covenants and agrees that it shall comply with all applicable laws, regulations, rules, and requirements relating to the performance of its obligations hereunder.

ARTICLE IV - SCOPE OF SERVICES

A. Company engages Vendor to provide it with, and Vendor accepts such engagement and agrees to perform, those services described below (collectively the "Services") in connection with Company's administration of its WYO Program to existing or future clients and to comply with all of those policy administration, claim processing, accounting, and reporting obligations required of Company in the Arrangement. Vendor shall perform all such Services on behalf of Company in accordance with the terms and conditions of this Agreement and the Arrangement in those states listed in Schedule A, attached. In general, the Services to be performed by Vendor shall include:

         1. Administer on behalf of Company the WYO Program in accordance with the terms of this Agreement, the Arrangement and the rules and regulations promulgated from time to time by FEMA and FIA;


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         2.       Service flood insurance claims as provided herein;

         3. Prepare and file all reports as required by the WYO Program. These reports shall be prepared in accordance with this Agreement and the WYO Program. In addition, subject to the terms and conditions of this Agreement, Vendor shall control, receive, deposit, and disburse all funds received in connection with Company's WYO Program;

         4. Perform all Services within the time frames mandated by the Arrangement and to the highest quality utilized in the insurance and data processing industries.

         5. Perform all Services in accordance with the Service Level Agreement attached hereto as Schedule B. Without in any way limiting the generality of the foregoing, the Services to be performed by Vendor on behalf of Company hereunder shall specifically include:

                  a.       Underwriting:
                           1.       Review WYO Policy application for
                                    completeness and contact Agent as
                                    applicable;
                           2.       Create WYO Policy file; and
                           3.       Underwriting based on NFIP guidelines.

                  b.       Data Entry:
                           1.       New WYO Policy business;
                           2.       WYO Policy changes;
                           3.       Mortgagee changes;
                           4.       WYO Flood insurance Agent changes;
                           5.       Endorsements
                           6.       Cancellations; and
                           7.       Reinstatements.

                  c.       WYO Policy Issuance:
                           1. WYO Policy for new business, renewals and endorsements where declaration page issuance is required;
                           2.       WYO Policy Renewal processing;
                           3.       WYO Policy automated rating; and
                           4. WYO Policy print declarations and related WYO Policy forms.

                  d.       Billing & Collection.
                           1. Print invoices, reminders, cancellation notification, and return WYO Policy premium disbursements;
                           2.       Mortgage activity processing;
                           3.       EFT processing; and
                           4.       Process cancellations for non-payment.

                  e.       Customer Service.
                           1. Provide a dedicated customer service support call center;
                           2. Respond to Company's WYO Policyholder and WYO flood insurance sales Agent telephone inquires;
                           3.       Process requests for WYO Policy changes;


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                  4.       Respond to correspondence related to WYO Policy and
                           WYO Policy claim administration services; and
                  5. Track and respond to complaints related to WYO Policy and/or WYO Policy claim administration services; Vendor customer service hours of operation 8:00 a.m. to 8:00 p.m. Eastern Time ("ET") every business day except where noted.

         f.       Bureau Reporting.
                  1. Process and balance WYO Policy premium and WYO Policy loss data;
                  2.       Edit and correct invalid data;
                  3.       Prepare and mail Bureau transmittals;
                  4.       Provide on-going regulatory changes; and
                  5.       Maintain WYO Policy history files.

         g.       Accounting Administration/Premium.
                  1. Posting, balancing, and control of WYO Policy premium receivable; and
                  2. Issuance, control and accounting for disbursements for WYO Policy premium refunds.

         h.       Financial Accounting.
                  1. Issuance, control and accounting for disbursements for general expenses;
                  2.       Day-to-day management of short term cash;
                  3. Provide reasonable and customary financial management reports;
                  4. Calculate and disburse to the Company's agents on a monthly basis the commission payable; and
                  5. Provide Internal Revenue Service reporting tax information to agencies reflecting commission paid in connection with the issuance of flood insurance policies under the WYO Program.

         i.       Treasury.
                  1.       Receive and post WYO Policy payments;
                  2. Issuance, control and accounting for disbursements of WYO Policy premium related expenses;
                  3. Bank reconciliation of WYO Policy premium disbursements;
                  4.       OCR WYO Policy payment processing; and
                  5.       Mortgagee billing.

         j.       Print & Distribution Services.
                  1.       Automated document library;
                  2.       Electronic document assembly;
                  3.       Electronic document archival/retrieval;
                  4.       Automated finishing/insertion facility;
                  5.       Document Imaging;
                  6.       Mail pre-sort facility; and,
                  7. Mailing WYO Policy, WYO Policy billings and WYO Policy renewals.

         k.   System Administration.
                  1. Company will have access through the Internet utilizing the Policy Inquiry System and pre-written or requested query reports all available online


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                  2.       Process daily, weekly, monthly, and annual cycles;
                  3.       Full Internet processing capabilities;
                  4. Vendor shall modify all software/internet processing to include as soon as practical but no later than 45 days prior to such mandated change, any addition, deletion or change to the WYO Requirements;
                  5. Notify company of any modifications to its software that may serve to reduce in a materially adverse manner the services that are being provided to the company by vendor;
                  6. Provide rating disk software as required from the date of the executed contract; and
                  7. Vendor will use commercially reasonable efforts to provide interface capabilities with specified primary agency management systems.

         l.       Agency Administration
                  1.       Agent of record assignment and control
                  2.       1099 reporting
                  3.       Maintenance of agency files.

C.       CASH MANAGEMENT.

         1. Banking Arrangement. Vendor and Company shall establish a banking arrangement that complies with the Arrangement and other WYO Flood program requirements, and which will provide for the establishment of an NFIP restricted account ("Restricted Account") with FEMA as custodian, and a FEMA letter of credit ("Letter of Credit"), with additional accounts as needed to facilitate WYO Flood Program operations, all in conformity with FEMA/FIA guidelines. Company shall grant specific Vendor' employees check-signing authority on any Restricted Account and the authority to initiate appropriate drawdowns against Company's Letter of Credit, in order for Vendor to act on Company's behalf in making disbursements for Company liabilities established by the Arrangement, the WYO Flood Program, and this Agreement. All such authorizations shall be in writing and may be revoked, amended or modified at any time by Company upon thirty (30) days advanced written notice to Vendor.

         2. Premium Remittance. Vendor shall establish procedures, as determined by FEMA, for a timely deposit and remittance of funds to the U.S. Treasury via authorized automatic clearinghouse (ACH) mechanism. Gross premium collected by Vendor, for WYO Flood program business written under this Agreement, shall be remitted to FEMA by Vendor net of the established NFIP Expense Allowance. ("Allowance"), which Allowance expenses to be paid under the Allowance include Company's operating and administrative expenses.

         3. Financial Data. Vendor shall maintain supporting documentation for all bank accounts over which it has authority and which relate to the Services performed by Vendor under this Agreement. On a monthly basis, Vendor shall prepare financial data, reflecting all debits and credits with respect to WYO Flood Program business administered under this Agreement, including Vendor's Service Fees paid.

         4. WYO Flood Program Reimbursements. Any WYO Flood Program reimbursements made pursuant to the Arrangement, including, but not limited to, those for the unallocated loss adjustments expenses, the allocated loss adjustments, and for approved special allocated


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                  loss adjustments expenses, Vendor's share shall be payable to
                  Vendor upon receipt by Company.

         5. Marketing Goals. Company shall maintain responsibility for any risk, or shall be entitled to any reward, that may be associated with achieving or failing to achieve any marketing goal set by FEMA.

D. CLAIM ADMINISTRATION. Vendor shall provide claims administration in accordance with the Arrangement, the WYO Financial Control Plan and this Agreement, which claims administration processing services are outlined below. Any litigation costs not reimbursed by FEMA shall be the responsibility of Company, as long as such litigation fees are approved by Company prior to being incurred (which consent shall not be unreasonably withheld, delayed or conditioned). Vendor may also rely on the information and direction contained in the WYO Flood Program Claims Manual, the FEMA Adjuster Manual, the Flood Insurance Agent's Manual, the Standard Flood Insurance Policy, the WYO Operational Overview, and/or other WYO Flood Program instructional material.

         1.       Claim Management Facilitation.
                  a. Twenty-four (24) hour reporting capability, first notice of loss, coverage verification and WYO Policy claim;
                  b.       Investigation of WYO Policy claim;
                  c.       Fast track unit;
                  d.       Reinspection and audit;
                  e.       Claims handling standards/best practices;
                  f.       Claim check issuance;
                  g.       Management reports;
                  h.       WYO Policyholder satisfaction surveys;
                  i.       Special Investigation Unit ("SIU") services;
                  j.       Salvage & subrogation claim processing;
                  k.       Litigation support.

         2.       Catastrophe Preparation and Response.
         a. Preparedness by developing media reference guides and notices, adjuster workshops, and training manuals; provide storm tracking; reserve equipment and supplies; establish procedures;
         b. Response in case of a catastrophic event by establishing and staffing satellite service centers; automating the distribution of claims to adjusters; internal examinations/external reinspections;
         c. Recovery by providing management reports, audit/reinspection program, SIU and oversight operations.

E. ADJUSTING FIRM. Vendor's subsidiary, Colonial Claims Corporation, will be the authorized adjusting firm ("Adjusting Firm") for all claims adjusting work on behalf of Company, unless otherwise mutually agreed. Company retains the right to require Vendor to utilize an alternative adjusting firm for specified agents, but only if such agents specifically request an alternate adjusting firm.

F. DISASTER RECOVERY PLAN. Vendor shall perform its full range Disaster Recovery Plan on an annual basis. Company shall have the right to observe the Disaster Recovery Plan at its own expense, provided that it has requested in writing to participate within thirty (30) days of planned execution.


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G.       STATISTICAL REPORTING. Vendor shall maintain Company's data within
         Vendor's policy claims and general ledger systems. Vendor shall prepare and submit to FEMA, monthly financial and statistical reports, reconciliation reports, certifications, and statistical tapes on Company's behalf, in accordance with WYO Flood Program Accounting Procedures and the Transaction Record Reporting and Processing Plan ("TRRP Plan").

H.       OTHER SERVICES.

         1. Audit. At Company's expense and at Vendor's premises, Vendor shall host a biennial audit of any and all WYO Flood Program business written by Company pursuant to this Agreement. Vendor and Company shall mutually agree upon an independent auditor and Vendor shall present the expense estimate for the biennial audit to Company. Within fifteen (15) days of receiving the estimate, Company shall have the option of selecting its own independent auditor to conduct the audit or proceed with the independent auditor selected by Vendor.

         2. Zone Determination Services. Vendor shall provide, at its sole expense, flood zone determinations to the Company (or Company's Agents) to assist in writing a WYO Policy to be placed with the Company and administered by Vendor.

         3. Training. During the Term and upon Company's request, Vendor will provide, at its sole expense, six (6) training sessions per calendar year to Company and/or Company's Agents. Company will provide the training facility. Additional requests for training will be charged at Two Hundred Dollars ($200) per day plus reasonable per diem and travel expensed incurred.

         4. Marketing Materials. Vendor will distribute Company's marketing materials at Company's reasonable request, but only to the extent that such marketing materials can be included without additional mailing expense in Vendor's routine mailings.

         5. Book Rollover Services. Vendor will promptly provide rollover services for all Bankers NFIP Policies and Acquired NFIP Policies, including (i) conversion onto the Proprietary Systems, (ii) commencing the performance of the Services related to such policies, and (iii) taking all other actions reasonably necessary or appropriate to ensure a timely and proper transition.

ARTICLE  V - RECORDS

A. Company, by its duly appointed representatives, shall have the right at any reasonable time, and upon reasonable notice, to examine and copy, at Company's expense, documents and records maintained by Vendor relating to this Agreement.

B. During the term of this Agreement, any renewals thereof and for as long as is necessary for the Vendor to perform its obligations under this Agreement, Vendor will maintain complete records in accordance with all applicable laws, rules and regulations of all transactions and correspondence concerning the policies issued under this Agreement, and such files shall be provided to Company, at Company expense, upon written request to Vendor.


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C.       Vendor agrees that it shall retain records relating to the WYO Program administered on behalf of Company for five (5) years after final settlement of accounts, claims, or policy expirations/cancellations.
         To the extent still available, such information and records shall thereafter be returned by Vendor to Company, at Company's expense, upon Company's written request. After such five (5) year period, such information and records will not be destroyed by Vendor unless otherwise requested by Company or in accordance with the following sentence. At least sixty (60) days prior to destruction of any records, Vendor will notify Company in writing of such intention and Company, at its option, may, during such period, request the transfer of such records at Company's expense.

D. It is understood and agreed that all information and data received, produced and maintained by Vendor pertaining to the provision of Services to Company under this Agreement shall be, at all times, the property of Company.

E. Should Vendor, during the term of this Agreement, fail to capture, generate, or retain data required for processing, reporting, auditing, or retention as required to support Company, Company's obligations under the WYO Program, or Vendor's obligations under this Agreement, Vendor will be responsible for the cost of obtaining, processing, and/or reporting such data and Company shall retain all of its rights and remedies under this Agreement, at law, in equity or otherwise.

F. Upon termination or expiration of this Agreement, Vendor, at Company's written request and sole expense, shall forward all copies of Company's files to the Company and shall certify by sworn statement of an officer of the Vendor that all copies have been so forwarded or otherwise disposed of in accordance with the Company's written instructions.

G. Vendor will maintain, at its expense and at an off-site protected location pre-approved by Company (which approval shall not be unreasonably withheld, delayed or conditioned), backup copies of all such data and of all daily transactions.

ARTICLE VI - REPORTING FINANCIAL DATA TO COMPANY

A. On or before the 20th day of each month, Vendor shall prepare and send to Company: Financial reports for the preceding month's activity, and in accordance with the WYO accounting procedures and the Arrangement, Vendor shall provide the NFIP Bureau and Statistical Agent with "Monthly Financial Reporting" and "Statistical Transaction Reporting" in accordance with the requirements of the NFIP's TRRP Plan for the WYO Program, the "Financial Control Plan" for business written under the WYO Program and as otherwise required under the Arrangement. Such data shall be validated/edited/audited in detail and shall be compared and balanced against Company's financial reports.

B. Questions by Company regarding the monthly accounting data, and payment from Vendor, must be made in writing.

ARTICLE VII - EXPENSES, TAXES, AND FEES

A. Except as otherwise provided herein, Vendor agrees to pay, from its own funds, all expenses incurred by it while processing flood insurance business pursuant to this Agreement. Such expenses shall include, but not be limited to, expenses relating to data processing, postage,


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

         flood certificates, policy administration, policy forms, customer service, claims processing, and financial and statistical reporting.

B. Company shall pay any taxes including state premium taxes, dividends, agents' appointments/license fees, agents' commissions, or any board exchange, or bureau assessments of Company, and Company audit expenses (if applicable).

C. Claims adjusting and processing expenses and reimbursements shall be paid as follows:

         1. The Allocated Loss Adjustment Expense ("ALAE") reimbursement (ALAE as defined under the WYO Program) pursuant to the "Fee Schedule" in the WYO Arrangement shall be received by Vendor to pay for claims adjustment.

         2. The Unallocated Loss Adjustment Expense ("ULAE") reimbursement (ULAE as defined under the WYO Program) shall be shall be allocated between Company and Vendor in accordance with Schedule C.

         3. The Special Allocated Loss Expense ("SALE") reimbursement (SALE as defined under the WYO Program) (subject to prior approval of the FIA Administrator to incur) shall be paid to Vendor for claims handling. If any such SALE is not reimbursed by the FIA Administrator, the Vendor shall pay such expenses from Vendor's own funds.

D. As consideration for the Services to be performed by Vendor hereunder, Company shall pay Vendor the fees set forth on Schedule C attached hereto; provided, however, that commencing on the second (2nd) anniversary of the Effective Date, and without any action by the parties hereto, Schedule C shall automatically be amended such that
         (i) the Internet rate shall be reduced from * of GWP to * of GWP, and (ii) the Manual rate shall be reduced to * of GWP to * of GWP. Except as otherwise expressly provided in this Agreement, Company shall have no other payment obligations under this Agreement.

ARTICLE VIII - COMMENCEMENT, TERM AND TERMINATION

A. Subject to the satisfaction of the conditions set forth in Article I above, this Agreement shall become effective on the Effective Date, and shall remain in force for a period of six (6) years ("Term"), unless terminated earlier as set forth below.

B. Company may terminate this Agreement at any time upon written notice to Vendor upon the following events: (1) a material breach by Vendor of any material representation, warranty or covenant contained in this Agreement, which breach has not been remedied in all material respects within sixty (60) days (or such shorter period as may be reasonable under the circumstances) after receipt by Vendor of notice in writing from Company specifying the nature of such breach and requesting that it be remedied; provided, however, that no such cure period would be available to Vendor if such material breach would reasonably be expected to have a material adverse effect on Company's business during the cure period; (2) the lapse, termination or cancellation of the fidelity, errors and omissions insurance coverages required by this Agreement or the bankruptcy, insolvency, conservatorship or receivership of the insurer providing such fidelity, errors and omissions insurance coverages without replacement of such coverage with an insurer having a rating by A.M. Best Company ("A. M. Best") of "A" or better; (3) the commencement of an involuntary case or other proceeding

-------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 246-2.


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

         against Vendor with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, which case or other proceeding has not been dismissed within (90) days; or
         (4) Vendor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Vendor of all or substantially all of the property and assets of Vendor or if Vendor effects a general assignment for the benefit of creditors.

C. Vendor may terminate this Agreement at any time upon written notice to Company upon the following events: (1) a material breach by Company of any representation, warranty or covenant contained in this Agreement, which breach has not been remedied within sixty (60) days (or such shorter period as may be reasonable under the circumstances) after receipt by Company of notice in writing from Vendor specifying the nature of such breach and requesting that it be remedied; (2) the commencement of an involuntary case or other proceeding against Company or FNF with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, which case or other proceeding has not been dismissed within ninety (90) days; or (3) Company or FNF commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Company or FNF of all or substantially all of the property and assets of Company or FNF, or if Company or FNF effects a general assignment for the benefit of creditors.

D.       Upon termination of this Agreement:

         1. If required by the NFIP, Company and Vendor shall fulfill any obligations on existing policies and comply with the terms of the Arrangement and all related guidelines and procedures regardless of any dispute concerning suspension or termination.

         2. Vendor will deliver as soon as reasonably practicable to Company all policy and claims records, and any unused checks, drafts, notices, supplies and forms thereto received from Company, upon Company's written request. Vendor acknowledges and agrees that all records regarding administration of the WYO Program for Company are and shall remain the sole property of Company.

ARTICLE IX - GENERAL

A. Vendor hereby agrees to indemnify, defend and hold the Company and its directors, officers, representatives, agents, and employees ("Company Indemnitees") harmless from and against any and all loss, claims, liability, damages, fines, penalties and expenses, including reasonable attorneys' fees and costs ("Loss and Expense"), resulting from any act or omission of Vendor or its agents in violation or breach of, outside the scope of, or otherwise in contravention of the terms of this Agreement, including but not limited to losses as a result of mishandling of bank accounts or claims, negligence in processing flood insurance applications, or endorsement in the event of a catastrophic flood, and liabilities resulting from NFIP's refusal to honor a flood insurance policy due to Vendor's acts or omissions in processing the flood insurance application, endorsement or any related form required by FIA and/or FEMA. Without limiting the generality of the foregoing, Vendor further agrees to indemnify, defend and hold harmless the Company Indemnitees from all Loss and Expense resulting from Vendor's failure to comply with any federal or state law, rule or regulation, including but not limited to the Arrangement, in connection with the performance of its duties under this Agreement regardless of whether such failure was intentional or unintentional. Notwithstanding the foregoing, for purposes of this Article IX.A., "Loss and Expense" shall not include any losses, claims, liabilities, damages or expenses relating to lost business or profits, any transfer costs, or any special, consequential or punitive damages or other damages of a similar nature, except and to the extent that such losses, claims, liabilities, damages or expenses arise out of Vendor's gross negligence, bad faith or willful misconduct.

B. Company hereby agrees to indemnify, defend and hold Vendor and its directors, officers, representatives, agents and employees ("Vendor Indemnitees") harmless from and against any and all Loss and Expense resulting from any act or omission of Company or its agents arising out of, and in conjunction with, this Agreement. Notwithstanding the foregoing, for purposes of this Article IX. B., "Loss and Expense" shall not include any losses, claims, liabilities, damages or expenses relating to lost business or profits, any transfer costs, or any special, consequential or punitive damages or other damages of a similar nature, except and to the extent that such losses, claims, liabilities, damages or expenses arise out of Company's gross negligence, bad faith or willful misconduct.

C. During the Term of this Agreement and thereafter as long as Vendor has any responsibilities pursuant to Article VIII.D.1. hereof, Vendor shall maintain at its expense a commercial blanket fidelity bond covering all Vendor's employees responsible for the performance of this Agreement, and covering the loss of any funds handled by Vendor in its performance of this Agreement. Such commercial blanket fidelity bond shall be in an amount not less than $10,000,000, with regard to each occurrence, with a deductible not greater than $250,000. The coverage required herein is in addition to and not in lieu of any other right or remedy of Company under this Agreement, including, without limitation, Company's indemnification rights under Article IX.A.

D. During the term of this Agreement and thereafter as long as Vendor has any responsibilities pursuant to Article VIII.D.1. hereof, Vendor shall maintain errors and omissions coverage of $10,000,000 per occurrence with a deductible not greater than $250,000 in connection with its performance and obligations under this Agreement. The coverage required herein is in addition to and not in lieu of any other right or remedy of Company under this Agreement, including, without limitation, Company's indemnification rights under Article IX.A.

E. Vendor acknowledges and agrees that as a result of this Agreement, it will have access to certain information of Company, all of which Company considers to be trade secrets and proprietary including, but not limited to, information relating to the names of Company's agents, the names of Company's insureds, Company's agency agreements and relations, program terms and structure, renewals, expirations, underwriting data, loss and risk analyses, compiled loss experience data, customer information, reports and records addressed within this Agreement, and account premium and compensation addressed within this Agreement (collectively, the "Company Information").

         1. Vendor agrees to hold, and to cause its officers, directors, employees, representatives and agents to hold, all Company Information in trust and confidence and agrees that such Information shall be used only for the purposes of performing its obligations under this

                  Agreement and shall not be used for any other purposes nor disclosed to any third party (except as required or appropriate in connection with the performance of Vendor's duties hereunder) without the prior written consent of Company, it being understood that all officers, directors, employees, representatives and agents of Vendor shall be informed of the confidential nature of such Company Information and shall be directed by Vendor to treat such Company Information confidentially in accordance with this Agreement. All Company Information disclosed in writing or orally by Company to Vendor pursuant to this Agreement shall be maintained in secrecy by Vendor using such safeguards and such care as is necessary to protect the confidential nature of the Company Information. Such Company Information shall be disclosed only to those officers, directors, employees, representatives and agents of Vendor with a need to know the Company Information for the purpose of performing Vendor's obligations under this Agreement.

         2. In the event that Vendor or any of its officers, directors, employees, representatives or agents are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Company Information, Vendor and such party will notify Company promptly so that Company may seek a protective order or other appropriate remedy or, in Company's sole discretion, waive compliance with the terms of this Article IX.E. In the event that no such protective order or other remedy is obtained, or that Company does not waive compliance with the terms of this Article IX.E, the party being requested to furnish the Company Information will furnish only that portion of the Company Information that its legal counsel advises is legally required and will exercise all reasonable efforts in cooperation with Company to obtain reliable assurance that confidential treatment will be accorded the Company Information.

F. Company acknowledges and agrees that as a result of this Agreement, it will have access to certain information of Vendor, all of which Vendor considers to be trade secrets and proprietary including, but not limited to, Vendor's technology, systems and processes (collectively, the "Vendor Information").

         1. Company agrees to hold, and to cause its officers, directors, employees, representatives and agents to hold, all Vendor Information in trust and confidence and agrees that such Information shall be used only for the purposes of performing its obligations under this Agreement and shall not be used for any other purposes nor disclosed to any third party (except as required or appropriate in connection with the performance of Company's duties hereunder) without the prior written consent of Vendor, it being understood that all officers, directors, employees representatives and agents of Company shall be informed of the confidential nature of such Vendor Information and shall be directed by Company to treat such Vendor Information confidentially in accordance with this Agreement. All Vendor Information disclosed in writing or orally by Vendor to Company pursuant to this Agreement shall be maintained in secrecy by Company using such safeguards and such care as is necessary to protect the confidential nature of the Vendor Information. Such Vendor Information shall be disclosed only to those officers, directors, employees, representatives and agents of Company with a need to know the Vendor Information for the purpose of performing Company's obligations under this Agreement.

         2. In the event that Company or any of its officers, directors, employees, representatives or agents are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Vendor Information, Company and such party will notify Vendor promptly so that Vendor may seek a protective order or other appropriate remedy or, in Vendor's sole discretion, waive compliance with the terms of this Article IX.F. In the event that no such protective order or other remedy is obtained, or that Vendor does not waive compliance with the terms of this Article IX.F, the party being requested to furnish the Vendor Information will furnish only that portion of the Vendor Information that its legal counsel advises is legally required and will exercise all reasonable efforts in cooperation with Vendor to obtain reliable assurance that confidential treatment will be accorded the Vendor Information.

G. The relationship of the parties to this Agreement is that of independent contractors. Neither this Agreement nor any activities contemplated hereby shall be deemed to create a partnership, joint venture, agency, or employer/employee relationship between Vendor and Company.

H. Vendor may not use the name, logo, or service mark of Company, FNF, or any of their respective subsidiaries in any advertising, promotional material, or any material disseminated by Vendor or any agent at Vendor's request without the prior written consent of Company. Vendor shall maintain copies and shall provide an original to Company of any advertisement or other material approved by Company along with full details regarding where, when, and how such advertising was used.

I. Company may not use the name, logo, or service mark of Vendor, Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), or their respective subsidiaries in any advertising, promotional material, or any material disseminated by Company or any agent at Company's request without the prior written consent of Vendor. Company shall maintain copies and shall provide an original to Vendor of any advertisement or other material approved by Vendor along with full details regarding where, when, and how such advertising was used.

J. Except as otherwise set forth herein, any notice required under this Agreement must be in writing and either sent by first class mail, facsimile, certified mail, or personally delivered. Notice shall be effective either upon receipt or five (5) days after mailing to the other party, whichever comes first. The addresses of the respective parties are:

                     Vendor:                Insurance Management Solutions, Inc.
                                            801 94th Avenue North
                                            St. Petersburg, FL 33702

                                            Attn:         David M. Howard
                                            Phone:        877-711-4674
                                            Fax:          727-803-4093

                     Company or FNF:        Fidelity National Financial, Inc.
                                            4050 Calle Real, Suite 220
                                            Santa Barbara, California 93110

                                            Attn:         General Counsel
                                            Phone:        805-696-7000
                                            Fax:          805-696-7814

         Either party may change the address to which notices are to be delivered by giving the other party notice in the manner herein set forth.

K. Neither party may delegate its duties or assign its rights under this Agreement either directly or indirectly, in whole or in part (an "Assignment"), without the prior written consent of the other party (which consent shall not be unreasonably withheld). For purposes of this Agreement, a Change of Control (as hereinafter defined) of Vendor or IMSG shall be deemed an Assignment. For purposes of this Agreement, a "Change of Control" of Vendor or IMSG occurs if: (x) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Bankers Insurance Group, Inc., IMSG and/or any of their respective affiliates is or becomes the beneficial owner, directly or indirectly, of equity securities of Vendor or IMSG, as the case may be, representing fifty-one percent (51.0%) or more of the outstanding securities of Vendor or IMSG, as the case may be, then entitled to vote for the election of directors; or (y) the Board of Directors of Vendor or IMSG, as the case may be, shall approve the sale of all or substantially all of the assets of Vendor or IMSG, as the case may be, or any merger, consolidation or issuance of securities of Vendor or IMSG, as the case may be, the result of which would be the occurrence of any event described in clause (x) above. Notwithstanding anything to the contrary above, (i) Company may effect an Assignment to an affiliate of Company without the consent of Vendor, provided that such affiliate is a consolidated subsidiary of FNF and FNF agrees in writing that all flood insurance processing services for FNF and its affiliates shall be provided by Vendor pursuant to this Agreement, and assumes or guarantees the obligations of such affiliate hereunder, and
         (ii) Vendor may effect an Assignment to a third party (an "Acquiring Entity") in connection with a Change of Control of Vendor or IMSG without the consent of Company, provided all of the following are satisfied: (a) the Acquiring Entity is not a direct competitor of FNF or any of its affiliates, (b) the Acquiring Entity (or an affiliate thereof) has (or will cause Vendor to have) sufficient financial strength at the time of the proposed Assignment to perform the Services for the duration of the Term, (c) the Acquiring Entity has at least three (3) years experience in the WYO Program or agrees to maintain Vendor's operations substantially intact for a period of two
         (2) years after such Assignment, and (d) the Acquiring Entity assumes or guarantees the performance of all of Vendor's obligations under this Agreement.

L. This Agreement may be executed in separate counterparts, each of which shall be deemed an original but shall constitute one in the same instrument.

M. Any modification or amendment of this Agreement must be in writing and signed by a duly authorized representative of each of the parties hereto.

N. Subject to the conditions precedent set forth in Article I above, this Agreement is binding upon the parties hereto and their permitted successors and assigns.

O. The invalidity of any one or more of the words, phrases sentences, clauses, sections, or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, and this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or article of articles had not been inserted.

P. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach of violation. The waiver by either party to exercise any right or remedy it may possess shall not operate or be construed as a bar to the exercise of such right or remedy upon the occurrence of any subsequent breach or violation.

Q. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof.

                        [SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the effective date of this Agreement.

                                                 FIRST COMMUNITY INSURANCE
                                                 COMPANY



                                                          s/s Mark Davey
                                                 ------------------------------
                                                     (Signature)



                                                          President & CEO
                                                 ------------------------------
                                                     (Title)

                                                 INSURANCE MANAGEMENT SOLUTIONS,
                                                 INC.



                                                          s/s David M. Howard
                                                 ------------------------------
                                                     (Signature)



                                                          President & CEO
                                                 ------------------------------
                                                     (Title)

                                   SCHEDULE A

                             SERVICE COVERAGE AREA

States in which Company has authorized Vendor to assist in processing flood insurance under the terms and regulations of the WYO Program:

1.                                                                27.
        Alabama                                                          Montana
        -----------------------------------------------                  -----------------------------------------------
2.                                                                28.
        Alaska                                                           Nebraska
        -----------------------------------------------                  -----------------------------------------------
3.                                                                29.
        Arizona                                                          North Carolina
        -----------------------------------------------                  -----------------------------------------------
4.                                                                30.
        Arkansas                                                         North Dakota
        -----------------------------------------------                  -----------------------------------------------
5.                                                                31.
        California                                                       New Hampshire
        -----------------------------------------------                  -----------------------------------------------
6.                                                                32.
        Colorado                                                         New Jersey
        -----------------------------------------------                  -----------------------------------------------
7.                                                                33.
        Connecticut                                                      New Mexico
        -----------------------------------------------                  -----------------------------------------------
8.                                                                34.
        Delaware                                                         Nevada
        -----------------------------------------------                  -----------------------------------------------
9.                                                                35.
        District of Columbia                                             New York
        -----------------------------------------------                  -----------------------------------------------
10.                                                               36.
        Florida                                                          Ohio
        -----------------------------------------------                  -----------------------------------------------
11.                                                               37.
        Georgia                                                          Oklahoma
        -----------------------------------------------                  -----------------------------------------------
12.                                                               38.
        Hawaii                                                           Oregon
        -----------------------------------------------                  -----------------------------------------------
13.                                                               39.
        Idaho                                                            Pennsylvania
        -----------------------------------------------                  -----------------------------------------------
14.                                                               40.
        Illinois                                                         Rhode Island
        -----------------------------------------------                  -----------------------------------------------
15.                                                               41.
        Indiana                                                          South Carolina
        -----------------------------------------------                  -----------------------------------------------
16.                                                               42.
        Iowa                                                             South Dakota
        -----------------------------------------------                  -----------------------------------------------
17.                                                               43.
        Kansas                                                           Tennessee
        -----------------------------------------------                  -----------------------------------------------
18.                                                               44.
        Kentucky                                                         Texas
        -----------------------------------------------                  -----------------------------------------------
19.                                                               45.
        Louisiana                                                        Utah
        -----------------------------------------------                  -----------------------------------------------
20.                                                               46.
        Massachusetts                                                    Vermont
        -----------------------------------------------                  -----------------------------------------------
21.                                                               47.
        Maryland                                                         Virginia
        -----------------------------------------------                  -----------------------------------------------
22.                                                               48.
        Maine                                                            Washington
        -----------------------------------------------                  -----------------------------------------------
23.                                                               49.
        Michigan                                                         Wisconsin
        -----------------------------------------------                  -----------------------------------------------
24.                                                               50.
        Minnesota                                                        West Virginia
        -----------------------------------------------                  -----------------------------------------------
25.                                                               51.
        Missouri                                                         Wyoming
        -----------------------------------------------                  -----------------------------------------------
26.                                                               52.
        Mississippi                                                      Puerto Rico
        -----------------------------------------------                  -----------------------------------------------

                                   SCHEDULE B
                            SERVICE LEVEL AGREEMENT

SERVICE LEVEL AGREEMENT PROCEDURES:

         1. Data received by Vendor after 12:00 Noon Eastern Time ("ET") will be considered "received" on the following Business Day (as defined in the Agreement).
         2. A policy is considered issued when the declaration page and attachments are generated in the Proprietary System (as defined in the Agreement) and mailed out.
         3. Vendor's "Business Hours" are 8:00 A.M. Eastern Time to 8:00 P.M. Eastern Time. - "Service Standard Levels" (as outlined below) will be validated using the Vendor received date stamped on the request.

POLICY ADMINISTRATION SERVICE STANDARD LEVELS:

         1. All new business transactions will be issued within seven (7) Business Days of receipt by Vendor, provided all information is complete and correct, with an overall business time service average not to exceed twelve (12) Business Days.
         2. All renewal transactions will be issued within five (5) Business Days of receipt by Vendor, provided all information is complete and correct, with an overall business time service average not to exceed ten (10) Business Days.
         3. All money endorsements will be issued within seven (7) Business Days of receipt by Vendor, provided all information is complete and correct, with an overall business time service average not to exceed twelve (12) Business Days.
         4. All cancellations received will be processed within seven (7) Business Days of receipt by Vendor, provided all information is complete and correct, with an overall business time service average not to exceed twelve (12) Business Days.
         5. All non-money endorsements will be issued within seven (7) Business Days of receipt by Vendor, provided all information is complete and correct, with an overall business time service average not to exceed twelve (12) Business Days.
         6.       All return mail will be re-mailed and issued within fifteen
                  15) Business Days of receipt by Vendor, provided all information is complete and correct.
         7.       Vendor will make contact on all correspondence within seven
                  (7) Business Days of receipt.
         8. Vendor will make contact on all incomplete or incorrect transactions within seven (7) Business Days of receipt.

CUSTOMER SERVICE - SERVICE LEVEL STANDARDS:

         1. Vendor will maintain without employing the practice of taking messages, no more than 5% phone call abandonment rate, based on the total number of customer calls received and not answered at or after a 60 second threshold, during Company's Business Hours.
         2. A customer service representative will answer 90% of customer service calls within 60 seconds, during Company's Business Hours. A customer service representative will answer 98% of customer service calls within 90 seconds during Company's Business Hours.

AGENCY ADMINISTRATION:

         New agents will be set up and have the ability to process business within 5 business days of receipt by Vendor of completed sign up documents.

OPERATIONAL/SYSTEM PROCESSING GOALS:

         1. Vendor will maintain minimum Proprietary System up time of 98% during Company's business hours.
         1. Output is generated within one (1) Business Day of print/mail date.
         2. Vendor will verify accurate output (match system data to filed forms) by means of random weekly quality checking at point of output in policy assembly.

STATISTICAL REPORTING:

         Vendor will be responsible for submitting the Flood statistical data to the NFIP based on the NFIP guidelines; provided, however, that Company takes the necessary steps to ensure that the data is normalized, edited, quality-checked and mapped to corresponding bureau codes.

CLAIMS:

         1. IMS will adjust all claims based on federal, state and product guidelines.
         2. Claims "Business Hours" are 8:00 A.M. Eastern Standard Time to 8:00 P.M. EST except during a catastrophe then it is 24/7.
         3. IMS's performance of claim services, on behalf of Company and pursuant to the Agreement, shall be in substantial compliance with "Best Practices" Manual (policy and procedures manual), which shall be attached to and incorporated by reference into this Service Level Agreement.

AUDITS:

         Company reserves the right to conduct, at its expense, an annual underwriting and claims audit. Company will provide Vendor with a minimum 30-day notice.

REPORTS:

         Vendor will provide to the Company weekly reports detailing the Service Standard Levels.

                                   SCHEDULE C

                                  FEE SCHEDULE

SECTION I  - FEE SCHEDULE

In full consideration for the performance by Vendor of the Services and its other obligations under this Agreement, Company shall pay Vendor the following fees:

"GWP" shall mean the sum total of Company's monthly gross written flood insurance premium as measured on the Effective Date of each Policy.

                     INTERNET*:                                             MANUAL**:
                     ----------                                             ---------
                     *** of GWP                                               *** GWP


         * A policy shall be considered an Internet policy if (i) the data input necessary to issue the initial policy was input by Company or Company's Agent over the Internet, or (ii) such policy was deemed an "electronic" policy under the Old Company Agreement. The "Internet" rate shall apply to all renewals of an "Internet" policy, as defined in the preceding sentence.

         ** All policies that are not Internet policies shall be considered Manual policies.

         *** Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 246-2.

Company and Vendor will agree on fee basis for performance by Vendor of requirements created by FEMA / FIA beyond those specified in Arrangement to the extent such requirements impose a material financial burden on Vendor.

SECTION II - ULAE ALLOCATION

The ULAE paid by FEMA (currently 3.3% of the incurred loss) shall be divided equally between Vendor and Company.

SECTION III - PAYMENT TERMS

Vendor shall deduct monthly service fees due from settlement paid to Company.